THIRD AMENDMENT
TO
2000 EQUITY INCENTIVE PLAN
OF
COUNTRYWIDE FINANCIAL CORPORATION
(Restated September 30, 2002)

        WHEREAS, Countrywide Financial Corporation (the “Company”) desires to amend its 2000 Equity Incentive Plan (the “Plan”) to increase the number of Shares that may be made the subject of Options granted and limit the number of Options granted to Nonemployee Directors as defined in the Plan.

        NOW, THEREFORE, the Plan is amended to read as follows effective June 11, 2003:

1.	Section 3.1, Aggregate Limits, is hereby deleted and a new Section 3.1 shall be inserted in its place it as follows:

“3.1 Aggregate Limits. The aggregate number of shares of the Company’s common stock, par value $.05 per share (“Shares”), that may be made the subject of Options granted under this Plan is 16,750,000, of which a maximum of 1,000,000 Shares may be issued in the form of Restricted Stock (as defined below). The maximum number of shares subject to the Plan shall be adjusted as provided in Section 8 of the Plan upon a change in the capital structure of the Company. The Company shall reserve for the purpose of this Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.”

2.	Section 6.8(b), Number of Shares, is hereby deleted and a new Section 6.8(b) shall be inserted in its place as follows:

“(b) Number of Shares. Each Nonemployee Director Option granted shall be in respect of a number of Shares equal to 17,518. The number 17,518 referred to in the previous sentence shall be equitably adjusted in the event of a change in capital structure of the Company.”

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed by its duly authorized officer this 12th day of June, 2003.

Countrywide Financial Corporation By: /s/ Thomas H. Boone Thomas H. Boone Senior Managing Director, Chief Administrative Officer

Attest:

  /s/ Gerard A. Healy
Gerard A. Healy
Assistant Secretary